CAREER EDUCATION CORPORATION

List of Subsidiaries

EXHIBIT 21

Subsidiary	Domestic	Company
“The Katharine Gibbs Corporation-Melville”	NY	Company

AIU Online, LLC	DE	Company

American InterContinental University, Inc.	GA	Company

American InterContinental University-London Ltd. U.S.	DC	Company

American InterContinental University-London, Limited	United Kingdom	Company

Briarcliffe College, Inc.	NY	Company

Brooks Institute of Photography, L.L.C.	DE	Company

Brown Institute, Ltd.	DE	Company

California Culinary Academy, Inc.	CA	Company

California Culinary Academy, LLC	DE	Company

Career Education Corporation France SAS	France	Company

Career Education Corporation Luxembourg S.a.r.l.	Luxembourg	Company

Career Education Europe Limited	United Kingdom	Company

Career Education Student Finance LLC	DE	Company

CEC Educational Services, LLC	IL	Company

CEC Employee Group, LLC	DE	Company

CEC Europe, LLC	DE	Company

CEC Europe, LLC & Investors & CIE, S.C.S.	Luxembourg	Company

CEC Europe, LLC & Investors, S.C.S.	Luxembourg	Company

CEC Food and Beverage, LLC	DE	Company

CEC Insurance Agency, LLC	IL	Company

CEC Leasing, LLC	FL	Company

CEC Real Estate Holding, Inc.	DE	Company

Centre d’Etudes Européen du Sud Ouest S.a.r.l.	France	Company

Centre d’Etudes Européen Rhône-Alpes S.a.r.l	France	Company

Colorado Tech, Inc.	DE	Company

Colorado Technical University, Inc.	CO	Company

Education and Training, Incorporated	DE	Company

Harrington Institute of Interior Design, Inc.	IL	Company

IADT - South, LLC	DE	Company

INSEEC Executive Education	France	Company

International Academy of Design & Technology Detroit, Inc.	MI	Company

International Academy of Design & Technology-Nashville, LLC	DE	Company

International Academy of Merchandising & Design, Inc.	FL	Company

International Academy of Merchandising & Design, Ltd.	IL	Company

Subsidiary	Domestic	Company

International University of Monaco, SAM	Monaco	Company

Kitchen Academy, Inc.	DE	Company

LCB Culinary Schools, LLC	DE	Company

Le Cordon Bleu College of Culinary Arts, Inc., a Private Two-Year College	MA	Company

Le Cordon Bleu Institute of Culinary Arts, Inc.	PA	Company

Le Cordon Bleu North America, LLC	DE	Company

Market Direct, Inc.	IL	Company

Marlin Acquisition Corp.	FL	Company

Missouri College, Inc.	MO	Company

Organisation et Développement SAS	France	Company

Paris International Education S.a.r.l.	France	Company

RJK Participatiemaatschappij BV	Netherlands	Company

Sanford-Brown College, Inc., a private two-year college	MA	Company

Sanford-Brown College, LLC	DE	Company

Sanford-Brown, Limited	NY	Company

SBC Health Central, Inc.	DE	Company

SBC Health Midwest, Inc.	DE	Company

SBC Health West, Inc.	DE	Company

School of Computer Technology, Inc.	DE	Company

SCI 24 Rue Raze	France	Company

SCI Ateliers “Perspective Courrèges” de la Villette	France	Company

SCI Bassin des “Perspectives Courrèges” de la Villette	France	Company

SCI Quartier des Chartons	France	Company

Scottsdale Culinary Institute, Ltd.	DE	Company

Société d’Expansion Economique et Culturelle du Bassin de las Villette SAS	France	Company

Société Française d’Etude et de Formation S.a.r.l.	France	Company

Sup de Pub S.a.r.l.	France	Company

Sup Santé Sa.r.l.	France	Company

TCA Beverages, Inc.	TX	Company

TCA Group, Inc.	TX	Company

Texas Culinary Academy, Inc.	DE	Company

The American College in London Limited	United Kingdom	Company

The Cooking and Hospitality Institute of Chicago, Inc.	IL	Company

The Katharine Gibbs School of Norwalk, Inc.	CT	Company

The Katharine Gibbs School of Providence, Inc.	RI	Company

WCI-Atlanta Beverages, LLC	GA	Company

WCI-Atlanta Group, LLC	GA	Company

Western Culinary Institute, Ltd.	DE	Company

Words of Wisdom, LLC	IL	Company